SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported) June 30, 2004
                                                 -------------

                             THE PROJECT GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Nevada                          0-28445          88-0392153
----------------------------        ------------     -----------------
(State or other jurisdiction        (Commission     (I.R.S. Employer
    of incorporation)                File Number)   Identification No.)

333 North Sam Houston Parkway East, Suite 275 Houston, Texas         77060
------------------------------------------------------------      ----------
           (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number including area code: 713-622-1100
                                                         ------------

Item 2. Acquisition or Disposition of Assets

On June 30, 2004 the Company ("TPG") purchased all the issued and outstanding common stock of Dolphin Knowledge, Inc. ("Dolphin") from its shareholders, Mark Beatty and Thor Schueler, for $70,000 in cash and 6,600,000 shares of TPG's restricted common stock. The cash portion of the purchase price was paid from funds on hand. Pursuant to the terms of the stock purchase agreement, and a Conversion Rights Agreement entered into in connection therewith, the former Dolphin shareholders have the right to convert the TPG shares into a new Series C Preferred Stock which are then convertible into 9% of the outstanding common stock of the company, after conversion. This conversion is exercisable only after a conversion by the TPG founders of their shares of TPG common stock into Series A Preferred Stock,

Concurrent with the acquisition, TPG entered into three year employment agreements with the two former shareholders of Dolphin. Annual compensation is $140,000 for each under the agreement. They were also granted stock options to purchase 1,000,000 shares each of TPG common stock at a price of $.12 per share. The options vest ratably over a period of three years and expire on June 30, 2014.

The terms of the acquisition were established by arms-length negotiation between TPG and the Dolphin shareholders. Prior to the acquisition, there were no material relationships between the Dolphin shareholders and TPG or its officers, directors or affiliates.

DOLPHIN BUSINESS SUMMARY

Dolphin Knowledge, Inc. was incorporated in Texas on October 12, 2001 and provides consulting services that enable its clients to collaborate more effectively both internally (within groups, departments and project teams) and externally with their partners. The consulting services address the client's collaborative processes and enable these processes with Microsoft collaborative technologies.

Dolphin's consulting engagements focus on the key areas for a successful collaborative solution; processes, people and technology. A typical engagement involves evaluating the client's collaborative processes, evaluating how these processes can be enabled utilizing technology and working with the people involved in the processes to bring about the cultural change necessary to work with the new collaborative environment.

Due to its focus on business consulting with the goal to determine the client's technology requirements rather than pure technology consulting (such as contract programming), Dolphin maintains an average billing rate of approximately $225 per hour.

TPG and Dolphin believe that combining Dolphin's collaboration expertise with TPG's enterprise project management expertise will add value to both these offerings and present customers a broader more valuable offering.

RISKS RELATED TO DOLPHIN:

Dolphin's Business Will Be Negatively Affected If Dolphin Is Not Able To Anticipate And Keep Pace With Changes In Technology Or If Growth In The Use Of Technology In Business Is Not As Rapid As Dolphin Anticipates.

Dolphin's success will depend, in part, on its ability to develop and implement management and technology solutions for its current and prospective clients that anticipate and keep pace with rapid and continuing changes in technology and client services. Dolphin may not be successful in anticipating or responding to these technological developments on a timely basis, if at all. Dolphin's business is and will be dependent, in part, upon the continued use of technology in the business arena by its current and prospective clients and their customers and suppliers. If the growth in the use of technology does not continue, demand for Dolphin's consulting services may decrease.

The consulting markets in which Dolphin operates are highly competitive and include a large number of participants. Dolphin's competitors include: large accounting, consulting and other professional service firms; information technology service providers; service groups of computer equipment companies and other companies.

Dolphin also may compete with clients themselves when a client may choose to use its own resources, rather than engage an outside firm for the types of management and consulting services Dolphin provides. Dolphin's competitors may be better able to compete for skilled professionals by offering them large compensation incentives. In addition, one or more of Dolphin's competitors may develop and implement methodologies which result in superior productivity and price reductions without adversely affecting the competitors' profit margins. Any of these circumstances may impose additional pricing pressure, which would have an adverse effect on Dolphin's revenues and profit margin.

Dolphin Shareholders' Conversion Features

Because of the convertibility of TPG stock owned by the previous Dolphin shareholders, they will have the ability to maintain a 9% ownership of TPG common stock, without additional investment, which could be to their benefit and to the detriment of other investing shareholders.

Dolphin Depends On the Continued Services of Its Executive Officers

Dolphin's future success depends upon the continued service of its executive officers. TPG has written employment agreements with both of the principal consultants for their services for a period of three years; however there can be no assurance that further contracts can or will be negotiated. Dolphin's business would be seriously harmed if it lost the services of one or more of its officers or if one or more of them decide to join a competitor or otherwise compete directly or indirectly with TPG.

Management's Discussion and Analysis - Dolphin

On June 30, 2004, TPG acquired all of the issued and outstanding common shares of Dolphin. As a result Dolphin became a wholly owned subsidiary of TPG. The historical financial statements prior to the acquisition herein presented are those of Dolphin. The following discussion is intended to provide an analysis of the financial condition of Dolphin at December 31, 2003 and should be read in conjunction with their financial statements included herein and the notes thereto. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, development plans, trends in the results of development, operating expenses and anticipated capital requirements and capital resources. The actual results could differ materially from the results discussed in any forward-looking statements.

For the year ended December 31, 2003

During 2002 and prior, Dolphin performed its consulting services using collaborative software available from multiple sources. During 2003, Dolphin decided to embrace Microsoft as its sole collaborative software source. The first half of 2003 was dedicated to establishing necessary relationships to foster this revised business approach, with a resultant temporary decline in consulting revenues and an expectation of significant revenues in future periods.

As of December 31, 2003, Dolphin had cash available of $5,724 and total current assets of $113,244. At December 31, 2003 Dolphin had total current liabilities of $40,224 with shareholders' equity of $76,181. Working capital and cash generated from projected operations should provide for liquidity needs in 2004, including the need for working capital to service increased consulting revenue with any resultant personnel and equipment costs. Dolphin is not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

Results of Operations

Fiscal year ended December 31, 2003 compared to the fiscal year ended December 31, 2002

Consulting Revenues decreased from $345,339 in 2002 to $174,115 in 2003, reflecting a temporary decline in revenues resulting from a switch in business approach. During 2002 and prior, Dolphin performed its consulting services for clients using collaborative software available from multiple sources. During 2003, the Company decided to embrace Microsoft as its sole collaborative software source. The first half of 2003 was dedicated to establishing necessary relationships to foster this revised business approach, with a resultant temporary decline in consulting revenues. Consulting revenues in the second half of 2003 increased significantly with further increases occurring in 2004 (approximately $250,000 in consulting revenues in first six months of 2004).

Cost of consulting revenue, as a percentage of consulting revenue, decreased by 14.1% for 2003, compared to the similar ratio for 2002. During 2003, Dolphin employees (principal consultants) performed substantially all consulting at significantly higher hourly billing rates. During 2002 more contract consultants were used at lower average customer billing rates and lower gross profit margins.

General and Administrative

Total General and Administrative costs were approximately the same during 2003 and 2002, with minor changes between categories of expenses.

Salaries and benefits increased by $6,594 in 2003, compared with 2002. During 2003, less of the executive officers time was allocable to consulting revenues, reflecting the decrease in consulting revenues during the first half of 2003.

Rent decreased from $14,464 in 2002, to $9,789 in 2003. During 2003, Dolphin reduced the amount of rented space and entered into a timesharing arrangement to further reduce costs.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs from existing working capital or from cash generated from operations.

OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Investors are directed to consider other risks and uncertainties discussed in documents filed by TPG with the Securities and Exchange
Commission.

Management and Executive Officers of Dolphin Knowledge

Mark G. Beatty - Co-founder, President/CEO, Principal Consultant. Mr. Beatty, age 39, has been with Dolphin knowledge since October 2001 and has more than 10 years of energy industry experience and management. Beatty co-founded Energy Workspace, formerly known as Interactive Systems International, in 1993. Initially a multimedia and business process software company, Beatty directed the company's successful launch of EnergyWorkspace.com in 1999. Subsequently, he led that company towards the development and implementation of its key collaborative technologies. A native of England, Mr. Beatty holds a Bachelor of Science degree in economics from Loughborough University and a Master of International Business Administration from USIU in San Diego.

Thor T. Schueler - Co-founder, Vice President and Principal Consultant. Mr. Schueler, age 34, has been employed with Dolphin knowledge since October 2001. Prior to starting Dolphin Knowledge, Mr. Schueler worked for Energy Workspace from 1995 through 2001. As Vice President of Business Development, Mr. Schueler was in charge of the collaborative technology of the company. Before Energy Workspace, Mr. Schueler held a variety of consulting and management positions with Interactive Systems International, a developer of multimedia and business process support software for the energy industry. Mr. Schueler holds a Master's Degree in Electrical Engineering from the University of Dresden, Germany.

ITEM 7. Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

Audited Financial Statements

            Independent Auditors Report                              F-1

            Balance Sheet as of December 31, 2003 and 2002           F-2

            Statements of Operations for the Years Ended
              December 31, 2003 and 2002                             F-3

            Statements of Shareholders' Equity for the Years Ended
              December 31, 2003 and 2002                             F-4

            Statements of Cash Flows for the Years Ended
              December 31, 2003 and 2002                             F-5

            Notes to the Financial Statements                        F-6 to F-10

Financial statements of Dolpin Knowledge at, and for the six months ended, June 30, 2004 will be filed by amendment within sixty days after the due date of this report.

(b)   Pro Forma Financial Information

Pro Forma Financial Statements

            Unaudited Pro Forma as Adjusted Financial Statements     F-11

            Unaudited Pro Forma as Adjusted Balance Sheet as of
              December 31, 2003                                      F-12

            Unaudited Pro Forma as Adjusted Statement of Loss for
              the Year Ended December 31, 2003                       F-13

Pro forma financial data at, and for the six months ended, June 30, 2004 will be filed by amendment within 60 days after the due date of this report.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
Dolphin Knowledge, Inc.:

We have audited the accompanying balance sheets of Dolphin Knowledge, Inc. (a Texas Corporation) as of December 31, 2003 and 2002 and the related statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dolphin Knowledge, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the two-years ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


                                          Thomas Leger & Co., L.L.P.


June 15, 2004
Houston, TX

                             DOLPHIN KNOWLEDGE, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                               December 31,
                                                            2003          2002
                                                          --------      --------

CURRENT ASSETS
Cash                                                      $  5,724      $ 79,213
Accounts receivable, net of allowance of $0 and $0         103,150        29,550
Other assets                                                 4,370         1,664
Unbilled receivables                                            --        21,630
                                                          --------      --------
Total current assets                                       113,244       132,057

Fixed assets, net                                            3,161         7,378
                                                          --------      --------
TOTAL ASSETS                                              $116,405      $139,435
                                                          ========      ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable                                          $ 10,864      $     --
Accrued liabilities                                         26,000         8,481
Deferred revenue                                             3,360            --
                                                          --------      --------
Total current liabilities                                   40,224         8,481
                                                          --------      --------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, no par, 10,000 shares authorized,
issued and outstanding                                       2,000         2,000
Paid-in capital                                             12,650        12,650
Retained earnings                                           61,531       116,304
                                                          --------      --------

Total shareholders' equity                                  76,181       130,954
                                                          --------      --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $116,405      $139,435
                                                          ========      ========

                     The accompanying notes are an integral
                      part of these financial statements.

                             DOLPHIN KNOWLEDGE, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

                                                         2003            2002
                                                      ---------       ---------

CONSULTING REVENUE                                    $ 174,115       $ 345,339

COST OF CONSULTING REVENUE, NET OF REIMBURSMENTS         42,032         132,047
                                                      ---------       ---------
GROSS PROFIT                                            132,083         213,292
                                                      ---------       ---------

GENERAL AND ADMINISTRATIVE
Automobile                                                7,680           5,120
Salaries and benefits                                   138,702         145,296
Communication and infrastructure                          4,154           3,763
General and administrative                                4,834             453
Insurance                                                10,237           8,311
Professional and consulting fees                          1,100           1,500
Rent                                                      9,789          14,464
Depreciation                                              4,217           4,217
Repairs and maintenance                                     263              --
Travel and entertainment                                  8,586           6,338
                                                      ---------       ---------
Total general and administrative                        189,562         189,462
                                                      ---------       ---------
Income (loss) from operations and before
  income taxes                                          (57,479)         23,830
                                                      ---------       ---------

INCOME TAX PROVISION (BENEFIT)
Current income tax expense                               (4,370)          4,522
Deferred income tax expense                               1,664          (1,664)
                                                      ---------       ---------
Total income tax provision (benefit)                     (2,706)          2,858
                                                      ---------       ---------

NET INCOME (LOSS)                                     $ (54,773)      $  20,972
                                                      =========       =========

                     The accompanying notes are an integral
                      part of these financial statements.

                             DOLPHIN KNOWLEDGE, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
--------------------------------------------------------------------------------

                                                             Paid
                                       Common                 in         Retained
                                 Shares        Amount       Capital      Earnings         Total
                               ---------     ---------     ---------     ---------      ---------
Balance, January 1, 2002          10,000     $   2,000     $  12,650     $  95,332      $ 109,982

Net income                            --            --            --        20,972         20,972
                               ---------     ---------     ---------     ---------      ---------

Balance, December 31, 2002        10,000         2,000        12,650       116,304        130,954

Net loss                              --            --            --       (54,773)       (54,773)
                               ---------     ---------     ---------     ---------      ---------

Balance, December 31, 2003        10,000     $   2,000     $  12,650     $  61,531      $  76,181
                               =========     =========     =========     =========      =========

                     The accompanying notes are an integral
                      part of these financial statements.

                             DOLPHIN KNOWLEDGE, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                           2003          2002
                                                         --------      --------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                        $(54,773)     $ 20,972
Adjustments to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
Depreciation                                                4,217         4,217
(Increase) decrease in assets:
Accounts receivable                                       (73,600)       13,341
Other assets                                               (2,706)       (1,664)
Unbilled receivables                                       21,630        38,370
Increase (decrease) in liabilities:
Accounts payable                                           10,864        (6,852)
Accrued liabilities                                        17,519         8,481
Deferred revenue                                            3,360            --
                                                         --------      --------

Net cash provided by (used in) operating activities       (73,489)       76,865
                                                         --------      --------

INCREASE (DECREASE) IN CASH                               (73,489)       76,865

CASH, Beginning of year                                    79,213         2,348
                                                         --------      --------

CASH, End of year                                        $  5,724      $ 79,213
                                                         ========      ========


SUPPLEMENTAL INFORMATION:
Taxes Paid                                               $     --      $  4,318
                                                         ========      ========
Interest Paid                                            $     --      $     --
                                                         ========      ========

                     The accompanying notes are an integral
                      part of these financial statements.

                             DOLPHIN KNOWLEDGE, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

1. ORGANIZATION & SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND ORGANIZATION

Dolphin Knowledge, Inc. ("The Company") was incorporated in Texas on October 12, 2001 and provides consulting services that enable its clients to collaborate more effectively both internally (within groups, departments and project teams) and externally with their partners. The consulting services address the client's collaborative processes and enable these processes with Microsoft collaborative technologies.

BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosure. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

Consulting revenue is recognized as services are performed. Contracts are based on hourly rates, are cancelable by either party and do not contain any refund provisions. The Company does not have any fixed price long-term contracts. The Company believes that revenue is recorded in accordance with Securities and Exchange Commission Staff Accounting Bulletin 104, "Revenue Recognition in Financial Statements".

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all short-term securities purchased with maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company incurs trade accounts receivable in the ordinary course of business. No allowance for doubtful accounts has been established, as management believes all amounts are collectible.

UNBILLED RECEIVABLES

Amounts included in the financial statements that relate to revenues earned in the ordinary course of business but not yet billed are classified as current assets.

                             DOLPHIN KNOWLEDGE, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

1. ORGANIZATION & SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, or the shorter of the useful lives. Routine repairs and maintenance costs are charged to operations as incurred while the costs of significant improvements are capitalized. The major class of property and equipment was computers and equipment of $12,650. Depreciation expense for the year ended December 31, 2003 and 2002 was $4,217. Accumulated depreciation for the year ended December 31, 2003 and 2002 was $9,489 and $5,272, respectively.

CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash balances and accounts receivable. The Company maintains its cash accounts in a high quality FDIC insured bank in Texas. The Company's accounts receivable consist of receivables for consulting from companies located in the United States. The Company performs ongoing credit evaluations of its customers' financial conditions to ensure collections and minimize losses.

Consulting revenues are derived from various customers who generally are not required to provide collateral for amounts owed to the Company and are dispersed over a wide geographic area.

For the years ended December 31, 2003 and 2002, the following customers accounted for revenues greater than 10%:

                                      2003        2002
                                     -----        ----
                Customer A            47%          23%
                Customer B            33%            -
                Customer C            12%            -
                Customer D             6%          75%

No other customers accounted for more than 10% of revenue during the years then ended.

DEFERRED REVENUE

Deferred revenue is comprised of amounts billed and/or collected for consulting services that have not yet been performed. All deferred revenue is recognized and earned after the services are performed.

                             DOLPHIN KNOWLEDGE, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

1. ORGANIZATION & SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE DISCLOSURE AT DECEMBER 31, 2003

The carrying value of cash, accounts receivable, accounts payable, accrued liabilities and notes payable are reasonable estimates of their fair value because of short-term maturity.

INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2003, the SEC issued SAB 104. This staff accounting bulletin revises or rescinds certain sections of SAB 101, which gives interpretation guidance about revenue recognition. SAB 104 makes the interpretive guidance of SAB 101 consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 in the fourth quarter of fiscal 2003 did not impact our financial position, cash flows or results of operations.

2. SHAREHOLDERS' EQUITY

The Company issued 10,000 shares of no par common stock for $2,000 during the period ended December 31, 2001. Fixed assets totaling $12,650 were contributed to the Company and recorded as paid-in capital in 2001.

3. INCOME TAXES

The following table sets forth a reconciliation of the statutory federal income tax for the years ended December 31, 2003 and 2002.

                             DOLPHIN KNOWLEDGE, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

3. INCOME TAXES (CONTINUED)

Income (loss) before income taxes                       $(57,479)      $ 19,308
                                                        ========       ========

Income tax provision (benefit) computed
   at statutory rates                                   $(19,545)      $  6,564
Permanent differences, nondeductile expenses               1,455          1,559
Increases in valuation allowance                           8,183             --
Other (primarily rate differences)                         7,201         (5,265)
                                                        --------       --------

Tax provision (benefit)                                 $ (2,706)      $  2,858
                                                        ========       ========

The Company has a net operating loss carry forward of approximately $16,500 which will expire in 2023. The Company's net operating loss carryforwards may be subject to annual limitations, which could reduce or defer the utilization of the loss as a result of ownership change as defined in section 382 of the Internal Revenue Code.

DEFERRED INCOME TAXES

The net deferred tax assets that would result from use of net operating loss carryforwards has been fully reserved for in the financial statements.

The tax effects of the temporary differences between financial statement income and taxable income are recognized as a deferred tax asset and liability. Significant components of the deferred tax asset and liability as of December 31, 2003 and 2002 are set out below.

                                                             2003          2002
                                                           -------       -------
Deferred tax assets
Net operating loss carry forwards                          $ 5,603       $    --
Conversion to cash basis for reporting purposes              2,580         1,664
Valuation allowance                                         (8,183)           --
                                                           -------       -------
Total deferred tax asset                                   $    --       $ 1,664
                                                           =======       =======

4. COMMITMENTS AND CONTINGENCIES

LEASE

The Company leases its office space on a month-to-month basis at $350 per month. Rental expense under the operating leases totaled $14,464 and $9,789 for the years ended December 31, 2003 and 2002, respectively.

                             DOLPHIN KNOWLEDGE, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

4. COMMITMENTS AND CONTINGENCIES (CONTINUED)

LITIGATION

From time to time, the Company may be involved in litigation relating to claims arising out of its ordinary course of business. Management believes that there are no claims or actions pending or threatened against the Company, the ultimate disposition of which would have a material impact on the Company's financial position, results of operations or cash flows.

5. PENSION AND POST-RETIREMENT BENEFITS

The Company established a Simplified Employee Pension plan in 2003 and made discretionary contributions in the amount of $26,000 for the year ended December 31, 2003.

6. SUBSEQUENT EVENT

On June 30, 2004, the shareholders completed the sale of all the outstanding capital stock, consisting of 10,000 shares of common stock, no par value per share, for $70,000 cash and 6,600,000 shares of restricted common stock of The Project Group, Inc. ("TPG"). TPG specializes in providing project management solutions and improving project performance throughout the United States and overseas.

UNAUDITED PRO FORMA AS ADJUSTED FINANCIAL STATEMENTS

The following unaudited pro forma as adjusted financial statements give effect to the acquisition using the purchase method of accounting as prescribed by Statement of Financial Accounting Standards No. 141 "Business Combinations." The following unaudited pro forma as adjusted financial statements and the accompanying notes should be read in conjunction with the historical financial statements of The Project Group which are included in its annual filing on form 10-KSB for December 31, 2003 and the historical financial statements of Dolphin Knowledge, Inc. which are included elsewhere in this document.

The unaudited pro forma as adjusted statements of operations for the year ended December 31, 2003 give effect to the acquisition of Dolphin Knowledge, Inc., as if this event had occurred on January 1, 2003.

The unaudited pro forma as adjusted balance sheet as of December 31, 2003 give effect to the acquisition of Dolphin Knowledge, Inc., as if this event had occurred on December 31, 2003.

The unaudited pro forma as adjusted financial information does not purport to represent what our results of operations actually would have been had these events occurred on the dates indicated, nor are they intended to project our results of operations for any future period or date. The unaudited pro forma financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

                               THE PROJECT GROUP
                  UNAUDITED PRO FORMA AS ADJUSTED BALANCE SHEET
                                DECEMBER 31, 2003

                                                               HISTORICAL
                                                     The Project                             PRO FORMA            PRO FORMA
                                                     Group, Inc.        Dolphin             Adjustments          As Adjusted
                                                     -----------       -----------          -----------          -----------
CURRENT ASSETS
Cash                                                 $    37,992       $     5,724          $   (70,000)(1)      $   (26,284)

Accounts receivable, net                                 237,671           103,150                                   340,821
Unbilled receivable                                       12,911                --                                    12,911
Prepaid expenses and other assets                         48,011             4,370                                    52,381
                                                     -----------       -----------          -----------          -----------

Total current assets                                     336,585           113,244              (70,000)             379,829
                                                     -----------       -----------          -----------          -----------


 Investment in Dolphin                                                                          962,000 (1)
                                                                                               (962,000)(2)
Computers and equipment, net                              25,603             3,161                                    28,764
Software development, net                                 20,166                --                                    20,166
Intangibles, primarily goodwill                               --                --              885,819 (2)          885,819
                                                     -----------       -----------          -----------          -----------

TOTAL ASSETS                                         $   382,354       $   116,405          $   815,819          $ 1,314,578
                                                     ===========       ===========          ===========          ===========

CURRENT LIABILITIES
Accounts payable                                     $   114,622            10,864                               $   125,486
   Accrued liabilities                                   730,668            26,000              100,000 (1)          856,668
   Note payable                                          159,717                --                                   159,717
   Accrued interest payable and other liabilities          9,913             3,360                                    13,273
                                                     -----------       -----------          -----------          -----------

   Total current liabilities                           1,014,920            40,224              100,000            1,155,144
                                                     -----------       -----------          -----------          -----------

SHAREHOLDERS'  EQUITY (DEFICIT)
Preferred Stock                                               --                --                                        --
Common Stock                                              55,796             2,000                6,600 (1)           62,396
                                                                                                 (2,000)(2)
Paid-in capital                                        1,459,384            12,650              785,400 (1)        2,244,784
                                                                                                (12,650)(2)
Retained earnings (accumulated deficit)               (2,147,746)           61,531              (61,531)(2)       (2,147,746)
                                                     -----------       -----------          -----------          -----------

Total shareholders' equity (deficit)                    (632,566)           76,181              715,819              159,434
                                                     -----------       -----------          -----------          -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) $   382,354       $   116,405          $   815,819          $ 1,314,578
                                                     ===========       ===========          ===========          ===========

(1) To record the purchase of Dolphin for $70,000, 6,600,000 shares of TPG's restricted common stock, and $100,000 of acquisition costs.
(2)   To eliminate investment in Dolphin and allocate purchase price

             THE PROJECT GROUP, INC. (HISTORICAL PRO SQUARED, INC.)
              UNAUDITED PRO FORMA AS ADJUSTED STATEMENT OF LOSS FOR
                        THE YEAR ENDED DECEMBER 31, 2003

                                                          HISTORICAL
                                               THE PROJECT                            PRO FORMA              PRO FORMA
                                               GROUP, INC.           DOLPHIN         ADJUSTMENTS            AS ADJUSTED
                                               ------------       ------------      --------------         ------------
CONSULTING REVENUE                             $  1,962,182       $    174,115       $         --          $  2,136,297

COST OF CONSULTING REVENUE                          733,775             42,032                 --               775,807
                                               ------------       ------------       ------------          ------------

GROSS PROFIT                                      1,228,407            132,083                 --             1,360,490
                                               ------------       ------------       ------------          ------------

GENERAL AND ADMINISTRATIVE
General and administrative, other                   420,077             41,174             (9,789)(1)           451,462
Salaries and benefits                             1,081,676            138,702            124,000(2)          1,344,378
Professional and consulting fees                    620,454              1,100                 --               621,554
Bad debt expense                                    175,794                 --                 --               175,794
Travel and entertainment                            188,981              8,586                 --               197,567
                                               ------------       ------------       ------------          ------------

Total expenses                                    2,486,982            189,562            114,211             2,790,755
                                               ------------       ------------       ------------          ------------

Loss from operations                             (1,258,575)           (57,479)          (114,211)           (1,430,265)

OTHER (INCOME) EXPENSE
Interest expense                                    153,037                 --                 --               153,037
                                               ------------       ------------       ------------          ------------

Loss before income taxes                         (1,411,612)           (57,479)          (114,211)           (1,583,302)

INCOME TAX PROVISION (BENEFIT)                           --             (2,706)                --                (2,706)
                                               ------------       ------------       ------------          ------------

NET LOSS                                       $ (1,411,612)      $    (54,773)      $   (114,211)         $ (1,580,596)
                                               ============       ============       ============          ============

Basic and diluted loss per share               $      (0.03)                                               $      (0.03)
                                               ============                                                ============

Basic weighted average shares outstanding        47,282,942                                                  53,882,942
                                               ============                                                ============

(1) Adjusts rental expense to reflect space changes occuring with the acquisition

(2) Reflects the difference between Dolphin's historical employee compensation expense, including pension benefits, and what would have been recorded as a subsidiary of TPG, based on employment agreements entered into at the Dolphin acquisition date.

Exhibit
Number        Description
-------       ------------

10.1.         Stock Purchase Agreement dated June 30, 2004

10.2. Certificate of Designation of Series C Convertible Preferred Stock dated June 30, 2004

10.3.         Conversion Rights Agreements June 30, 2004

10.4.         Form of Employment Agreements - Thor Schueler and Mark Beatty

                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2004                    The Project Group, Inc.


                                       By: /s/ Craig Crawford
                                          --------------------------------------
                                           Craig Crawford, President